UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2021

CARVER BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13007	13-3904174
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

75 West 125th Street, New York, NY	10027-4512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 360-8820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CARV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Preferred Stock Purchase Agreement

On September 27, 2021, Carver Bancorp, Inc. (the “Company”) entered into a Preferred Stock Purchase Agreement (the “Stock Purchase Agreement”) with J.P. Morgan Chase Community Development Corporation (“J.P. Morgan”), pursuant to which the Company sold 4,000 shares of its Series F non-cumulative non-voting non-convertible participating preferred stock, par value $0.01 per share, at a purchase price of $1,000 per share (the “Series F Preferred Stock”), in a private placement (the “Private Placement”) for gross proceeds of $4.0 million.

The Company intends to use the net proceeds of the Private Placement for general corporate purposes. The Stock Purchase Agreement contains representations, warranties, and covenants of the Company and J.P. Morgan that are customary in private placement transactions.

The issuance of the Series F Preferred Stock pursuant to the Stock Purchase Agreement is exempt from registration pursuant to the exemption provided under Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”). The offering was made only to accredited investors as that term is defined in Rule 501(a) of Regulation D under the Act.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Series F Preferred Stock

On September 27, 2021, the Company filed an Amended and Restated Certificate of Designations of Non-Cumulative Non-Voting Participating Preferred Stock, Series F (the “Amended Certificate”) with the Secretary of State of the State of Delaware. The Amended Certificate restates the prior Certificate of Designations filed on February 16, 2021 to increase the number of authorized Series F Preferred Stock shares from 5,000 to 9,000 to allow for the additional issuance of Series F Preferred Stock to J.P. Morgan. Additionally, the Amended Certificate provides that the Company may, at its option, redeem the shares of Series F Preferred Stock, in whole or in part, from time to time, on any date on or after September 27, 2026. There were no other changes made to the preferences, limitations, powers and relative rights of the Series F Preferred Stock.

The foregoing description of the Amended Certificate does not purport to be complete and is qualified in its entirety by the full text of the Amended Certificate attached as Exhibit 3.1 hereto.

Item 3.02 Unregistered Sales of Equity Securities.

There were no underwriting discounts or commissions. Additionally, the information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 3.03. Material Modifications to Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Designations of Non-Cumulative Non-Voting Participating Preferred Stock, Series F, par value $0.01 per share

10.1	Preferred Stock Purchase Agreement, by and between Carver Bancorp, Inc. and J.P. Morgan Chase Community Development Corporation, dated September 27, 2021

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CARVER BANCORP, INC.

DATE: September 30, 2021	By:	/s/ Michael T. Pugh
Michael T. Pugh
President and Chief Executive Officer